News Release	EXHIBIT 99 For further information contact: Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Achieves Third Quarter Adjusted EBITDA Growth of 15%

DALLAS—December 13, 2011—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its third quarter ended October 30, 2011.

Total revenues increased 3.2% to $120.3 million in the third quarter of 2011, compared to $116.6 million in the third quarter of 2010.  The year-over-year revenue increase was driven by a $4.7 million increase in revenues from non-comparable stores and other revenue sources and was partially offset by a 0.9% decrease in comparable store sales.  Across all stores, Amusements and Other revenues increased $3.8 million or 6.6% on a year-over-year basis and Food and Beverage revenues declined slightly from the third quarter of 2010.

Adjusted EBITDA increased 15.4% to $15.1 million in the third quarter of 2011 versus $13.1 million in the third quarter of fiscal 2010.

Total revenues for the 39-week period increased 3.0% to $397.6 million from $386.1 million for the comparable period last year.  This revenue increase was comprised of a 2.7% increase in comparable store sales, as well as an increase of $5.9 million in revenues from non-comparable stores and other revenue sources, and was partially offset by a $2.7 million revenue reduction associated with the late first quarter 2010 flood-related closure of the Company’s store in Nashville, Tennessee, and a $1.5 million revenue reduction related to the second quarter 2011 closure of a store in Dallas, Texas.  Total Food and Beverage revenues increased $2.2 million or 1.1% and revenues from Amusements and Other increased $9.3 million or 4.9%.

Adjusted EBITDA for the 39-week period increased 17.4% to $68.4 million versus $58.3 million for the comparable period last year.

The Adjusted EBITDA for all periods were not adversely affected by the above mentioned closure of our Nashville store as the result of coverage under our business interruption insurance policy.

"Given the current economic backdrop, our ability to deliver more than 15% Adjusted EBITDA growth during the quarter was extremely impressive" said Steve King Chief Executive Officer.  "We are also very excited that we are continuing to expand the Dave & Buster's brand with our recent openings in Nashville, Tennessee and Braintree, Massachusetts as well as our upcoming 2012 opening in Oklahoma City."

Non-GAAP Financial Measures
A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss third quarter results on Tuesday, December 13, 2011, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  To participate in the conference call please dial (877) 317-6789 a few minutes before call start time and reference conference ID# 10007520.  Canadian callers should dial (866) 605-3852; callers from all other international locations should dial 1 (412) 317-6789 to participate in the call.  Additionally, a live and archived webcast of the conference call will be available on the Company's website, www.daveandbusters.com.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s is the premier national owner and operator of high-volume venues that offer interactive entertainment options for adults and families, such as skill/sports-oriented redemption games and technologically advanced video and simulation games, combined with a full menu of high quality food and beverages.  Dave & Buster’s currently owns and operates 57 stores in 24 states and Canada.   For additional information on Dave & Buster’s, please visit www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	October 30, 2011	January 30, 2011
	(unaudited)	(audited)
Current assets:

Cash and cash equivalents	$38,740	$34,407
Other current assets	41,450	42,284

Total current assets	$80,190	$76,691

Property and equipment, net	312,719	304,819

Intangible and other assets, net	382,517	383,032

Total assets	$775,426	$764,542

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$89,406	$81,877

Other long-term liabilities	100,631	96,417

Long-term debt, less current liabilities, net unamortized discount…	345,480	346,418

Stockholders' equity	239,909	239,830

Total liabilities and stockholders' equity	$775,426	$764,542

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	October 30, 2011		October 31, 2010

Food and beverage revenues	$59,567	49.5%	$59,594	51.1%
Amusement and other revenues	60,755	50.5%	56,996	48.9%
Total revenues	120,322	100.0%	116,590	100.0%

Cost of products..	24,081	20.0%	23,378	20.1%
Store operating expenses	73,271	60.9%	73,663	63.1%
General and administrative expenses	8,279	6.9%	8,379	7.2%
Depreciation and amortization	13,578	11.3%	11,896	10.2%
Pre-opening costs	587	0.5%	371	0.3%
Total operating expenses	119,796	99.6%	117,687	100.9%

Operating income (loss)	526	0.4%	(1,097)	-0.9%
Interest expense, net	8,097	6.7%	8,388	7.2%

Loss before income tax benefit.	(7,571)	-6.3%	(9,485)	-8.1%
Income tax benefit	(3,124)	-2.6%	(3,257)	-2.8%
Net loss	$(4,447)	-3.7%	$(6,228)	-5.3%

Other information:
Company-owned and operated stores open at end of period (2)	57		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended	13 Weeks Ended
	October 30, 2011	October 31, 2010
Total net loss	$(4,447)	$(6,228)
Add back: Interest expense, net	8,097	8,388
Income tax benefit	(3,124)	(3,257)
Depreciation and amortization	13,578	11,896
EBITDA (3)	14,104	10,799
Add back: Loss on asset disposal	41	357
Share-based compensation.	231	382
Currency transaction loss (gain)	173	(55)
Pre-opening costs	587	371
Reimbursement of affiliate expenses.	481	65
Deferred amusement revenue and ticket redemption liability adjustments	(578)	155
Transaction and other costs	101	1,040
Adjusted EBITDA (3)	$15,140	$13,114

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	39 Weeks Ended		39 Weeks Ended
	October 30, 2011 (1)		October 31, 2010 (1)

Food and beverage revenues.	$197,706	49.7%	$195,502	50.6%
Amusement and other revenues	199,883	50.3%	190,579	49.4%
Total revenues	397,589	100.0%	386,081	100.0%

Cost of products..	78,125	19.6%	77,456	20.1%
Store operating expenses	228,884	57.6%	229,237	59.4%
General and administrative expenses	25,704	6.5%	34,573	9.0%
Depreciation and amortization	39,873	10.0%	37,112	9.6%
Pre-opening costs	2,758	0.7%	1,837	0.4%
Total operating expenses	375,344	94.4%	380,215	98.5%

Operating income .	22,245	5.6%	5,866	1.5%
Interest expense, net.	24,553	6.2%	24,141	6.2%

Loss before income tax benefit	(2,308)	-0.6%	(18,275)	-4.7%
Income tax benefit	(1,461)	-0.4%	(6,479)	-1.6%
Net loss..	$(847)	-0.2%	$(11,796)	-3.1%

Other information:
Company-owned and operated stores open at end of period (2).	57		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	39 Weeks Ended	39 Weeks Ended
	October 30, 2011	October 30, 2010
Total net loss	$(847)	$(11,796)
Add back: Interest expense, net	24,553	24,141
Income tax benefit	(1,461)	(6,479)
Depreciation and amortization	39,873	37,112
EBITDA (3)	62,118	42,978
Add back: Loss on asset disposal	1,018	930
Share-based compensation	853	2,228
Currency transaction loss (gain)	16	(89)
Pre-opening costs	2,758	1,837
Reimbursement of affiliate expenses	721	422
Deferred amusement revenue and ticket
redemption liability adjustments	390	583
Transaction and other costs	552	9,420
Adjusted EBITDA (3)	$68,426	$58,309

NOTE

(1) As previously reported by the Company, on June 1, 2010, affiliates of Oak Hill Capital Partners acquired all of the outstanding capital stock of our direct parent, Dave & Buster’s Holdings, Inc.  Accounting principles generally accepted in the United States require operating results for the Company prior to the June 1, 2010 acquisition to be presented as Predecessor’s results in the historical financial statements.  Operating results for the Company subsequent to the June 1, 2010 acquisition are presented or referred to as Successor’s results in our historical financial statements.  References to the 39 week period ended October 31, 2010 included in this release, relate to the 153 day period ended October 31, 2010 in the Successor period and the 120 day period ended May 31, 2010 in the Predecessor period.  References to the 39 week periods ended October 30, 2011 included in this release, relate to the Successor periods.  The results for the Successor periods include the impacts of purchase accounting.

(2) The store counts as of the end of both fiscal periods include our location in Nashville, Tennessee, which remained closed as of October 30, 2011 as a result of damages sustained in a flood on May 2, 2010.  The store reopened on November 28,  2011.  The store count as of October 31, 2010, includes a store in Dallas, Texas, which was permanently closed on May 2, 2011.

(3) EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net) and depreciation and amortization.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus (gain) loss on asset disposal, share-based compensation expense, pre-opening costs, reimbursement of affiliate expenses, and other non-cash or non-recurring charges.  The company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our senior secured credit facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.